UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

Spirit of Texas Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38484 (Commission File Number)	90-0499552 (IRS Employer Identification No.)

1836 Spirit of Texas Way

Conroe, Texas 77301

(Address of principal executive offices) (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 14, 2018, pursuant to the previously announced Agreement and Plan of Reorganization, dated as of July 19, 2018 (the “Reorganization Agreement”), by and between Spirit of Texas Bancshares, Inc., a Texas corporation (“Spirit”), and Comanche National Corporation, a Texas corporation (“Comanche”), Comanche merged with and into Spirit, with Spirit continuing as the surviving corporation (the “Merger”). Immediately after the Merger, Comanche National Corporation of Delaware, a Delaware corporation and wholly-owned subsidiary of Comanche, merged with and into Spirit, with Spirit continuing as the surviving corporation.

Pursuant to the terms and conditions set forth in the Reorganization Agreement, each outstanding share of Comanche common stock, no par value, held immediately prior to the effective time of the Merger was converted into the right to receive $30.67 in cash and approximately 5.37 shares of Spirit common stock, no par value (“Spirit Common Stock”). In lieu of each fractional share of Spirit Common Stock that would otherwise have been issued to Comanche shareholders in the Merger, Spirit will pay cash in an amount (rounded to the nearest cent) determined by multiplying such fraction by $21.00.

The foregoing description of the Reorganization Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Reorganization Agreement, which is incorporated by reference in this Form 8-K as Exhibit 2.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Reorganization Agreement, the Board of Directors (the “Board”) of Spirit increased the number of directors of Spirit from nine (9) to ten (10), with such new directorship being added to Class I of the Board, and elected William K. Nix to fill such resultant Class I vacancy, effective upon consummation of the Merger. As of the date of this filing, Mr. Nix has not been appointed to any of Spirit’s committees.

Prior to joining Spirit, Mr. Nix (age 57) served as Chairman and Chief Executive Officer of Comanche since March 2009. He is currently a member of the Board of Trustees of The Terrell Foundation, a charitable foundation serving the communities in and around Erath County, Texas and is co-managing trustee of the W. L. & Barbara Terrell Nix Foundation, a charitable foundation providing support to community service organizations in North Texas. Mr. Nix previously served on the Board of Trustees of Fort Worth Academy for the Education of Children and Youth, an independent school offering educational opportunities for Kindergarten through eighth grade students in Fort Worth, Texas, including terms as Treasurer and Board President. He continues to serve on the school’s Entrepreneurship and Leadership Initiative Advisory Council. Mr. Nix also worked for two decades in information technology in the oil and gas exploration and production, telecommunications and defense industries at several different companies in a variety of roles including various management positions. He received a Bachelor of Science degree in 1983 from Texas A&M University majoring in Computer Science minoring in Accounting. In 2003, Mr. Nix graduated from the Southwestern Graduate School of Banking at Southern Methodist University with Distinction and Recognition for Leadership and Thesis Nominated for Distinction.

As an employee director, Mr. Nix will not receive fees for his service as a director of Spirit.

Further, as disclosed in the joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2018 pursuant to Rule 424(b), Mr. Nix entered into an employment agreement with Spirit effective upon consummation of the Merger. The employment agreement with Mr. Nix is for an initial term of two years and entitles Mr. Nix to receive an annual base salary and participate in annual and long-term incentive programs, plus reimbursement of certain business expenses and participation in certain employee benefit programs. The employment agreement also contains non-competition and non-solicitation obligations for the term of Mr. Nix’s employment with Spirit and for 12 months after the termination of his employment with Spirit. For the initial two-year term, the aggregate value of the employment agreement for Mr. Nix is $450,000.

The employment agreement also entitles Mr. Nix, after termination of employment with Spirit prior to and in connection with a change of control or within two years after the occurrence of a change in control (a) by Spirit for any reason other than death, disability or cause (as defined in the employment agreements) or (b) by Mr. Nix for good reason (as defined in the employment agreements), to receive payment of (i) base salary through the date of termination (as defined in the employment agreements), plus any earned vacation pay, plus any benefits or awards (including both the cash and stock components) that pursuant to the terms of any plans have been earned or become payable, but which have not yet been paid to Mr. Nix; plus (ii) an amount equal to the aggregate of base salary for the calendar year in which the date of termination occurs and all bonus, profit sharing and other annual incentive payments made by Spirit to Mr. Nix with respect to the most recent full year preceding the year in which the date of termination occurs; plus (iii) benefits equal in value to each life, health, accident or disability benefit to which Mr. Nix was entitled immediately before the date of termination.

Item 8.01	Other Events

On November 14, 2018, Spirit issued a press release announcing the completion of the Merger. A copy of the press release announcing the closing of the Merger is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Rule 8-04 of Regulation S-X were previously filed with Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-227225), which became effective on October 17, 2018, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The financial statements required by Rule 8-05 of Regulation S-X were previously filed with Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-227225), which became effective on October 17, 2018, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization by and between Spirit of Texas Bancshares, Inc. and Comanche National Corporation, dated as of July 19, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2018) (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)
99.1	Press release issued by Spirit of Texas Bancshares, Inc., dated November 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2018	SPIRIT OF TEXAS BANCSHARES, INC.

	By:	/s/ Jeffrey A. Powell
	Name:	Jeffrey A. Powell
	Title:	Chief Financial Officer and Executive Vice President